EXHIBIT 10.73


                                Panamco, L.L.C.
                     Executive Deferred Compensation Plan

PANAMCO, L.L.C., a limited liability company under the laws of the State of Delaware, hereby establishes the Panamco, L.L.C. Executive Deferred Compensation Plan (the "Plan"), effective January 1, 2002, to enable Participants covered under the Plan to enhance their retirement security by permitting them to enter into agreements with the Company to defer compensation on a pre-tax basis and receive benefits at retirement, death, separation from service, and as otherwise provided under the Plan.


                            ARTICLE 1 - DEFINITIONS

1.1 ANNUAL DEFERRAL: shall mean the portion of a Participant's Compensation to be paid during the Plan Year that the Participant elects to defer under the Deferral Commitment pursuant to Article 3 of the Plan. In the event of a Participant's cessation of employment with the Company prior to the end of a Plan Year, such year's Annual Deferral amount shall be the actual amount deferred prior to such event.

1.2 BENEFICIARY: shall mean the person or persons or entity designated as such in accordance with Article 11 of the Plan.

1.3 BOARD OF DIRECTORS: shall mean the Board of Directors of the Company.

1.4 CHANGE OF CONTROL: shall mean the occurrence, in a single transaction or series of transactions after the date hereof, of any one of the following events or circumstances: (a) merger, consolidation or reorganization where the beneficial owners of the voting securities of the Company immediately preceding such merger, consolidation or reorganization beneficially own less than 50% of the voting securities of the surviving company (after giving effect to the merger, consolidation or reorganization); (b) merger, consolidation or reorganization where 50% or more of the incumbent directors of the Company are changed; (c) individuals who, as of the date hereof, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company shareholders, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board; or (d) approval by the shareholders of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

1.5       CODE: shall mean the Internal Revenue Code.

1.6 COMMITTEE: shall mean the Compensation Committee of the Board of Directors, or such other committee appointed by the Board of Directors to administer the Plan pursuant to Article 10 of the Plan.


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1.7       COMPANY: shall mean PANAMCO, L.L.C., its subsidiaries and divisions, and any successor(s) in interest.

1.8 COMPENSATION: shall mean a Participant's base salary and annual incentive plan bonus, before reductions for deferral.

1.9 CREDITING RATE: shall mean the rate used to determine earnings and losses credited to each Participant's Deferral Account, which shall be: (i) a rate of return based on a pooled investment strategy determined by the Committee, (ii) a rate of return based on the specific investment strategy requested by a Participant, or (iii) such other rate of return designated by the Committee from time to time. The Committee, in its sole discretion, will establish administrative rules for determining and applying the Crediting Rate.

1.10 DEFERRAL ACCOUNT: shall mean the bookkeeping device used by the Company solely to measure and determine the amounts to be paid to a Participant under the Plan. One Deferral Account will be established for each Participant under the Plan. The balance in a Participant's Deferral Account shall mean the sum of (i) the Participant's Annual Deferrals, plus (ii) the Employer Matching Contributions made to a Participant's Account, plus (iii) the Employer Nonelective Contributions made to a Participant's Account, plus (iv) earnings and losses credited to the Participant's Deferral Account at the Crediting Rate, less (v) all distributions.

1.11 DEFERRAL CONTRIBUTION PERIOD: shall mean the period of one (1) Plan Year, or such other period as the Committee may permit in its discretion, over which the Participant has elected to defer Compensation pursuant to Article 3 of the Plan.

1.12 DEFERRAL COMMITMENT: shall mean a commitment made by a Participant to defer compensation pursuant to Articles 2 and 3 of the Plan for which a Deferral Election Form has been submitted by the Participant.

1.13 DEFERRAL ELECTION FORM: shall mean a written agreement between the Company and the Participant, entered into pursuant to paragraph 2.1 of the Plan, by which the Participant elects to participate in the Plan and make a Deferral Commitment.

1.14 DISABILITY: shall mean that the Participant has been determined to be Totally Disabled under the Qualified 401(k) Plan.

1.15 ELIGIBLE EMPLOYEE: shall mean an officer or member of the senior management of the Company as designated by the Committee to be eligible to participate in the Plan.

1.16 EMPLOYER MATCHING CONTRIBUTION: shall equal such percentage, if any, of Compensation deferred by the Participant under Section 3, as from time to time may be determined by the Company in its sole discretion, as provided in Section 5.1.


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1.17      EMPLOYER NONELECTIVE CONTRIBUTION: shall equal such percentage, if any, of Compensation, as from time to time may be determined by the Company in its sole discretion, as provided in Section 5.2.

1.18 ERISA: shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.19 FINANCIAL HARDSHIP: shall mean a Participant's unexpected need for cash arising from an illness, casualty loss, sudden financial reversal, or other such unforeseeable occurrence as determined by the Committee. Cash needs arising from foreseeable events such as, for example, the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

1.20 PARTICIPANT: shall mean an Eligible Employee who is participating in the Plan as provided in Article 2, or a former Eligible Employee for whom a Deferral Account is being maintained under the Plan.

1.21 PLAN: shall mean the Panamco, L.L.C. Executive Deferred Compensation Plan as set forth in this document and as the same may be amended, supplemented and/or restated from time to time and any successor plan.

1.22 PLAN YEAR: shall mean the 12-month period from January 1 through December 31.

1.23      QUALIFIED 401(K) PLAN: shall mean the Panamco 401(k) Plan.

1.24 RETIREMENT: shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's death, after the Participant attains age 55, or such other date as the Committee may determine in its discretion.

1.25 SERVICE: shall mean the period during which an Employee is employed by the Company, including periods before the effective date of this Plan.

1.26 TERMINATION OF EMPLOYMENT: shall mean the date of the cessation of the Participant's employment with the Company for any reason whatsoever, whether voluntary or involuntary, other than as a result of the Participant's Retirement, death, or, to the extent provided in Article 8 of the Plan, Disability.

1.27 VALUATION DATE: shall mean the last day of each Plan Year calendar quarter, or such other dates as the Committee may determine in its discretion, which must be at least annually, for the valuation of a Participant's Deferral Account.

1.28 VESTING DATE: shall mean the date on which a Participant is vested in the Employer Matching Contributions based on date of employment and each 12 month anniversary following. A vesting schedule is shown in the following chart.


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        -------------------------------------------------------------------
          YEARS    LESS       1       2       3       4       5 OR MORE
                   THAN 1
        -------------------------------------------------------------------
        VESTING %   0%       20%     40%     60%      80%        100%
        -------------------------------------------------------------------


                           ARTICLE 2 - PARTICIPATION

2.1 ELIGIBILITY. An Eligible Employee who has completed at least three months of Service may elect to begin participation in the Plan and to make a Deferral Commitment by submitting a Deferral Election Form to the Committee prior to the beginning of the Deferral Contribution Period. An Eligible Employee who completes three months of Service after January 1, 2002 may elect to begin participation in the Plan and to make a Deferral Commitment after the start of the Deferral Contribution Period in which the Eligible Employee completes three months of Service by submitting a Deferral Election Form to the Committee, with such participation to become effective as of the first day of the month following the later of (i) the two week anniversary of the date on which the Committee receives the Deferral Election Form or (ii) the date on which the Participant completes three months of Service. An employee who has completed three months of Service before being designated an Eligible Employee may elect to begin participation in the Plan and to make a Deferral Commitment after the start of the Deferral Contribution Period in which the employee is designated an Eligible Employee by submitting a Deferral Election Form to the Committee, with such participation to become effective as of the first day of the month following the two week anniversary of the date on which the Committee receives the Deferral Election Form. Except as otherwise provided in this Plan, the Participant's Deferral Commitment shall be irrevocable.

          Eligible Employees shall be required to make a new Deferral Commitment for each Deferral Contribution Period by submitting a new Deferral Election Form to the Committee prior to the beginning of each Deferral Commitment Period.

2.2 CONTINUATION OF PARTICIPATION. A Participant who has elected to participate in the Plan by making a Deferral Commitment shall continue as a Participant in the Plan for purposes of such Deferral Commitment even though in any Plan Year after such Deferral Commitment such Participant elects not to make a new Deferral Commitment or ceases to be an Eligible Employee. A Participant shall not be eligible to make a new Deferral Commitment unless the Participant is an Eligible Employee with respect to the Plan Year for which the election is made.


                       ARTICLE 3 - DEFERRAL COMMITMENTS

3.1 DEFERRAL COMMITMENT. Subject to paragraphs 3.2 and 3.3, a Participant may elect in the Deferral Election Form to defer an amount equal to a percentage of Compensation, provided that the deferral percentage must be a whole percentage of Compensation. The Committee, in its sole discretion, will determine other rules regarding the deferral of Compensation, as necessary.


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3.2       MINIMUM DEFERRAL COMMITMENT. A participant may not elect to defer less than $5,000 in any one year, unless otherwise waived by the Committee.

3.3 MAXIMUM DEFERRAL COMMITMENT. The Participant may not elect to defer more than 50% of Compensation in the aggregate when deferrals under this Plan are added to deferrals under the Qualified 401(k) Plan. The Committee, in its sole discretion, may establish other maximum Deferral Commitment limits for the purpose of controlling the Company's financial obligations under the Plan or for any other reason deemed necessary.

3.4 INCOMPLETE DEFERRAL COMMITMENT. Notwithstanding anything contained herein to the contrary, if the Participant has not or will not actually defer the amount specified in such Participant's Deferral Election Form during the Deferral Contribution Period, the Participant shall, nevertheless, be permitted to continue participation in the Plan. No new Deferral Commitment will be accepted by the Company until the previously Incomplete Deferral Commitment is fulfilled by the Participant.


                         ARTICLE 4 - DEFERRAL ACCOUNTS

4.1 DEFERRAL ACCOUNTS. A Deferral Account shall be established for each Participant. The Deferral Account shall be credited with the applicable portion of the Annual Deferral as of the approximate date such amounts would otherwise have been paid to the Participant. Deferral Accounts shall, except as otherwise provided in the Plan, be credited monthly with interest at the Crediting Rate on the balance in the Deferral Account from the approximate date such Deferrals would have been paid through the date of distribution of such balance to the Participant. Notwithstanding anything in this paragraph to the contrary, the Committee may, in its sole discretion, establish administrative rules for the purpose of crediting Deferral Accounts.

4.2 HYPOTHETICAL INVESTMENT CHOICE. In connection with the determination of the Crediting Rate, the Committee may, in its discretion, offer Participants a choice among various hypothetical investments, the rate of return on which the Committee may use to determine the Crediting Rate for their Deferral Accounts. Such a choice is nominal in nature and grants Participants no real or beneficial interest in any specific fund or property. Provision of a choice among hypothetical investment options grants the Participant no ability to affect the actual aggregate investments the Company may or may not make to cover its obligations under the Plan. Any adjustments the Company may make in its actual investments for the Plan may only be instigated by the Company, and may or may not bear a resemblance to the Participants' hypothetical investment choices on an account by account basis. The time, allowance and frequency of hypothetical investment choices, and a Participant's ability to change how his or her deferral Account is credited, is within the sole discretion of the Committee.


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4.3       STATEMENT OF ACCOUNT. The Committee shall provide periodically (but no less frequently than annually) to each Participant a statement setting forth the balance of the Deferral Account maintained for such Participant.

4.4 VESTING OF DEFERRAL ACCOUNTS. Each Participant shall be one hundred percent (100%) vested at all times in the amount of Annual Deferrals he or she makes and the Employer Nonelective Contributions and interest actually credited at the Crediting Rate on these amounts to such Participant's Deferral Account. A Participant shall become vested in Employer Matching Contributions made on his or her behalf, and all earnings allocable thereto, in accordance with the Vesting Date. The balance, if any, of such Employer Matching Contributions and all earnings and losses allocable thereto shall be forfeited upon termination of the Participant's employment to the extent not vested.

4.5 ACCELERATION OF VESTING. Upon a Change of Control, a Participant shall become one hundred percent (100%) vested in all amounts credited to his Deferral Account (including the Employer Matching Contribution) as of the day immediately prior to the Change of Control. In the event a Participant dies or becomes Disabled prior to reaching one hundred percent (100%) vesting, the Benefits calculated under Article 6 of the Plan shall assume that the Participant became one hundred percent (100%) vested in all amounts credited to his Deferral Account (including the Employer Matching Contribution) as of the day prior to his date of death or Disability.


                       ARTICLE 5 - COMPANY CONTRIBUTIONS

5.1 EMPLOYER MATCHING CONTRIBUTION. The Company may from time to time, in its discretion, credit the Deferral Account of each Participant who is an Eligible Employee with an Employer Matching Contribution. The amount of the Employer Matching Contribution, if any, for a Participant shall be limited to and contingent upon the Participant deferring at least a like percentage of Compensation under Section 4 hereof. The Company anticipates crediting the Deferral Account of a Participant with an Employer Matching Contribution at the same rate as the employer matching contribution under the Qualified 401(k) Plan. Compensation that exceeds the limit specified in Code Section 401(a)(17) shall not be taken into account for purposes of determining the amount of the Employer Matching Contribution.. Employer Matching Contributions held in the Deferral Account shall be distributed to a Participant only to the extent such amounts are vested.

5.2 EMPLOYER NONELECTIVE CONTRIBUTION. The Company may from time to time, in its discretion, credit the Deferral Account of each Participant who is an Eligible Employee with an Employer Nonelective Contribution. An Eligible Employee shall be entitled to receive the Employer Nonelective Contribution whether or not the Eligible Employee is a Participant (i.e., makes an Annual Deferral pursuant to Section 2 hereof). The Company anticipates crediting the Deferral Account of a Participant with an Employer Nonelective Contribution at the same rate as the employer nonelective contribution under the Qualified 401(k) Plan. Compensation that exceeds the limit specified in Code Section 401(a)(17)


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          shall not be taken into account for purposes of determining the amount of the Employer Nonelective Contribution.


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                        ARTICLE 6 - PAYMENT OF BENEFITS

6.1 RETIREMENT BENEFITS. Upon Retirement, the Company shall pay to the Participant a benefit in the form provided in paragraph 6.2 of the Plan, based on the vested balance of the Participant's Deferral Account.

6.2 FORM OF RETIREMENT BENEFITS. The retirement benefit attributable to a Deferral Account shall be paid in accordance with the Participant's direction as set forth on a Deferral Election Form prescribed by the Committee for designation of form of payment; such payment election shall be made at the time the Deferral Commitment election is made. The available forms of payment after Retirement are as follows:

          (a) Lump Sum. A lump sum payment equal to the balance of the applicable Deferral Account as of the Valuation Date following Retirement. Payment is to commence no earlier than the first month following the date of Retirement and no later than the first month following his/her 70th birthday.

          (b) 15 Installment Payments. Annual installment payments in substantially equal amounts over a period of 15 years. Installment payments shall be made in January of each year following Retirement. Payments must commence no later than the January following a Participant's 70th birthday. Interest will be credited to the unpaid balance in the Deferral Account at the Crediting Rate. The Committee, in its sole discretion, may establish rules for making payments and crediting interest to the unpaid Deferral Account balance.

          (c) 3 Installment Payments. Effective January 1, 2003, annual installment payments in substantially equal amounts over a period of 3 years. Installment payments shall be made in January of each year following Retirement. Payments must commence no later than the January following a Participant's 70th birthday. Interest will be credited to the unpaid balance in the Deferral Account at the Crediting Rate. The Committee, in its sole discretion, may establish rules for making payments and crediting interest to the unpaid Deferral Account balance.

          The Participant may change this retirement benefit payment election to an allowable alternative payout period by submitting a new Deferral Election Form to the Committee, provided that any such Deferral Election Form is submitted at least one (1) year prior to the Participant's Retirement. Subject to the foregoing, the Deferral Election Form most recently accepted by the Committee shall govern the payout of the retirement benefit. If no election is submitted, payment will be made in 15 installment payments.

6.3 TERMINATION OF EMPLOYMENT BENEFITS. Upon Termination of Employment, the Company shall pay the Participant a benefit in the form of a lump sum payment equal to the vested balance of the applicable Deferral Account as of the Valuation Date following the Termination of Employment. Such payment shall be made within ninety (90) days of said Valuation Date.


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          Effective January 1, 2003, the Participant shall have the option to elect to have the benefit attributable to a Deferral Account paid either in a lump sum or in three annual installments in accordance with the Participant's direction as set forth on a Deferral Election Form prescribed by the Committee for designation of form of payment; such payment election shall be made at the time the Deferral Commitment election is made. If a Participant elects to have the benefit paid in three annual installments, the first of the three annual installment payments shall be made within ninety (90) days of said Valuation Date. The Participant may change this benefit payment election to an allowable alternative payout period by submitting a new Deferral Election Form to the Committee, provided that any such Deferral Election Form is submitted at least one (1) year prior to the Participant's Termination of Employment. Subject to the foregoing, the Deferral Election Form most recently accepted by the Committee shall govern the payout of the benefit. If no election is submitted, payment will be made in a single lump sum payment.

6.4 Small Benefit Exception. Notwithstanding any of the foregoing, in the event the sum of all benefits payable to the Participant is less than or equal to ten thousand dollars ($10,000), the Company may, in its sole discretion, elect to pay such benefits in a single lump sum payment on the date such benefits first become payable.


                         ARTICLE 7 - Survivor Benefits

7.1 PRE-RETIREMENT SURVIVOR BENEFIT. If a Participant dies prior to Retirement or Termination of Employment the Company shall pay to the Participant's Beneficiary a lump sum benefit equal to the balance of the Participant's Deferral Account as of the Valuation Date following the death of the Participant.

7.2 POST-RETIREMENT SURVIVOR BENEFIT. If a Participant dies after Retirement or Termination of Employment, and after benefit payments have commenced, but before the entire vested balance of the Participant's Deferral Account has been distributed, the Company shall pay to the Participant's Beneficiary a lump sum benefit equal to the balance of the Participant's Deferral Account as of the Valuation Date following the death of the Participant.


                            ARTICLE 8 - DISABILITY

If a Participant is determined to have a Disability, the Participant shall, effective as of the date such Participant is no longer paid his Compensation by the Company, cease deferrals under the Plan except for any Deferral Commitment regarding any Compensation which is earned or payable subsequent to the Disability. The Participant's Deferral Account shall continue to be credited with interest at the Crediting Rate until such time as the Participant's benefits under the Plan are distributed in accordance with the Participant's election or as provided for in paragraph 9.2 of the Plan.


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                  ARTICLE 9 - CONDITIONS RELATED TO BENEFITS

9.1 NONASSIGNABILITY. The benefits provided under the Plan may not be alienated, assigned, transferred, pledged or hypothecated by or to any person or entity, at any time or in any manner whatsoever. These benefits shall be exempt from the claims of creditors or other claimants of any Participant and from all orders, decrees, levies, garnishment or executions against any Participant to the fullest extent allowed by law.

9.2 FINANCIAL HARDSHIP DISTRIBUTION. Upon finding that the Participant or the Beneficiary has suffered a Financial Hardship, the Committee may, in its sole discretion and upon written petition by the Participant or Beneficiary, accelerate distributions of benefits under the Plan. Such a distribution shall be limited to the amount reasonably necessary to alleviate such Financial Hardship, plus the amount needed to pay federal, state and local income taxes reasonably anticipated from the payment. If a distribution is to be made to a Participant on account of Financial Hardship, the Participant may not make subsequent Deferral Commitments under the Plan until the Plan Year following the Plan Year in which a distribution based on Financial Hardship was made. Any Deferral Commitment in effect at the time such distribution is made under this section shall be canceled. A distribution made on account of Financial Hardship shall cause the Participant's Deferral Account to be reduced in a manner determined by the Company.

9.3 NO RIGHT TO COMPANY ASSETS. The benefits paid under the Plan shall be paid from the general funds of the Company, and the Participant and any Beneficiary shall be no more than unsecured general creditors of the Company with no special or prior right to any assets of the Company for payment of any obligations hereunder. As its discretion, the Company may establish a trust, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. Although such a trust shall be irrevocable, its assets shall be held for payment of the Company's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of the Company.

9.4 PROTECTIVE PROVISIONS. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Committee in order to facilitate the payment of benefits hereunder, assisting in the purchase of life insurance on a Participant's life, taking such physical examinations as the Committee may deem necessary, and taking such other actions as may be requested by the Committee. If the Participant refuses to cooperate or makes any material misstatement or nondisclosure of information, then no benefits will be payable hereunder to such Participant or his Beneficiary.

9.5 WITHHOLDING. The Participant or the Beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other employee tax requirements applicable to the payment of benefits under the Plan. If no such arrangements are made, the Company may provide, at its discretion, for such withholding and tax payments as may be required.


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9.6       FORFEITURES. Any Employer Matching Contributions or Employer
          Nonelective Contributions and the earnings attributed thereto that are credited to the Participant's Deferral Account, whether or not vested, shall be forfeited in the event that the Participant is convicted of a crime involving the theft, fraud, embezzlement or other act of dishonesty against or otherwise adversely affecting the Company.


               ARTICLE 10 - ADMINISTRATION AND CLAIMS PROCEDURES

10.1 ADMINISTRATION. The Committee shall administer the Plan and, except as otherwise expressly provided herein, shall have the exclusive right to interpret, construe and apply its provisions in accordance with its terms. The Committee shall determine in its sole discretion those who are eligible to participate in the Plan and shall have the right to set guidelines for participation under the Plan including, but not limited to, the type, manner and level of Deferral Commitments. The Committee shall further establish, adopt or revise such other rules and regulations as it may deem necessary or advisable for the administration of the Plan. All decisions of the Committee shall be final and binding. The individuals serving on the Committee shall, except as prohibited by law, be indemnified and held harmless by the Company from any and all liabilities, costs, and expenses (including legal fees), to the extent not covered by liability insurance, arising out of any action taken by any member of the Committee with respect to the Plan, unless such liability arises from the individual's own gross negligence or willful misconduct. The expenses of administering the Plan shall be borne by the Company, except that each Participant may be charged a reasonable administrative fee as determined by the Committee.

10.2 WRITTEN CLAIMS. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Committee. Such claim shall be reviewed by the Committee or a delegate.

10.3 DENIED CLAIM. If the claim is denied, in full or in part, the Committee shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

10.4 REVIEW PROCEDURE. If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Committee in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of pertinent documents with regard to the benefits created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing


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          shall be within the sole discretion of the Committee.

10.5 COMMITTEE REVIEW. The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.


                     ARTICLE 11 - BENEFICIARY DESIGNATION

11.1 BENEFICIARY DESIGNATION. The Participant shall have the right, at any time, to designate any person or persons as a Beneficiary (both primary and contingent) to whom payment under the Plan shall be made in the event of the Participant's death. The Beneficiary designation shall be effective when it is submitted in writing and delivered to the Committee during the Participant's lifetime on a form prescribed by the Committee.

11.2 NEW BENEFICIARY DESIGNATION. The Participant shall have the right to change or revoke any such designation from time to time by filing a new designation or notice of revocation with the Company, and no notice to any Beneficiary nor consent by any Beneficiary shall be required to effect any such change or revocation.

11.3 FAILURE TO DESIGNATE BENEFICIARY. If a Participant fails to designate a Beneficiary before his death, or if no designated Beneficiary survives the Participant, the Committee shall direct the Company to pay the balance of the Participant's Deferral Account in a lump sum to the executor or administrator for his estate; provided, however, if no executor or administrator shall have been appointed, and actual notice of the death was given to the Committee within sixty (60) days after the Participant's death, and if his Deferral Account balance does not exceed ten thousand dollars ($10,000), the Committee may direct the Company to pay the Deferral Account balance to such person or persons as the Committee determines may be entitled to it, and the Committee may require such proof of right and/or identity of such person or persons as the Committee may deem appropriate and necessary.


              ARTICLE 12 - AMENDMENT AND TERMINATION OF THE PLAN

12.1 AMENDMENT OF THE PLAN. The Company may at any time amend the Plan in whole or in part, provided however, that such amendment (i) shall not decrease the vested balance of the Participant's Deferral Account at the time of such amendment, (ii) shall not retroactively decrease the applicable Crediting Rates of the Plan prior to the time of such amendment, and (iii) shall not otherwise, without the written consent of a Participant, retroactively make any changes that would materially and adversely affect a Participant's account or rights under the Plan. The Company or Committee may amend the Crediting Rates of the Plan prospectively. If the Company and/or the Committee changes the


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          formula for determining the Crediting Rate under the Plan, the
          Company or the Committee shall notify the Participant of such amendment in writing within thirty (30) days of such amendment. Within thirty (30) days of receipt of the notice of an amendment to the formula for determining the applicable Crediting Rate, the Participant may elect by written notice to the Committee to terminate an incomplete Deferral Commitment.

12.2 TERMINATION OF THE PLAN. The Company may at any time terminate the Plan as to all or any group of Participants. If the Company terminates the Plan as to all or any group of Participants, the date of such termination shall be treated as the date of Retirement for the purpose of calculating Plan benefits. The Company shall pay to the Participant the benefits the Participant is entitled to receive under the Plan in a lump sum after termination of the Plan. Interest at the Crediting Rate will be credited to the Participant's Deferral Account until distribution under this paragraph is completed, in accordance with the rules established under paragraph 6.2(b).


                          ARTICLE 13 - MISCELLANEOUS

13.1 SUCCESSORS OF THE COMPANY. The rights and obligations of the Company under the Plan shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Company.

13.2 ERISA PLAN. The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for "a select group of management or highly compensated employees" within the meaning of Sections 201, 301, and 401 of ERISA and therefore to be exempt from Parts 2, 3, and 4 of Title I of ERISA. Notwithstanding any provisions of this Plan to the contrary, if any Participant is determined not to be a "management or highly compensated employee" within the meaning of ERISA or applicable regulations thereunder at the time a Deferral Commitment is elected, such Participant will not be eligible to complete such Deferral Commitment and shall receive an immediate lump sum payment equal to the unpaid balance of the Deferral Account as of the most recent Valuation Date. Upon such payment, no benefit shall thereafter be payable under this Plan either to the Participant or any Beneficiary of the Participant, with respect to said Deferral Account.

13.3 EMPLOYMENT NOT GUARANTEED. Nothing contained in the Plan nor any action taken hereunder shall be construed as a contract of employment or as giving any Participant any right to continued employment with the Company.

13.4 GENDER, SINGULAR AND PLURAL. All pronouns and variations thereof shall be deemed to refer to the masculine or feminine, as the identity of the person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

13.5 CAPTIONS. The captions of the articles and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.


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13.6      VALIDITY. In the event any provision of the Plan is held invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provisions of the Plan.

13.7 WAIVER OF BREACH. The waiver by the Company of any breach of any provision of the Plan by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

13.8 APPLICABLE LAW. The Plan shall be governed and construed in accordance with the laws of the State of Florida except where the laws of the State of Florida are preempted by ERISA.

13.9 NOTICE. Any notice or filing required or permitted to be given to the Company under the Plan shall be sufficient if in writing or hand-delivered, or sent by registered or certified mail, return receipt requested, to the principal office of the Company, directed to the attention of the Committee. Such notice shall be deemed given as of the date of delivery, or if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

13.10 CHANGE OF ADDRESS. Any Participant may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

13.11 ARBITRATION. Any claim, dispute or other matter in question of any kind relating to this Plan shall be settled by arbitration in Miami, Florida in accordance with the Rules of the American Arbitration Association. Notice of demand for arbitration shall be made in writing to the opposing party and to the American Arbitration Association within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall a demand for arbitration be made after the date when the applicable statute of limitations would bar the institution of a legal or equitable proceeding based on such claim, dispute or other matter in question. The decision of the arbitrators shall be final and may be enforced in any court of competent jurisdiction.


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